UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                            Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)   January 17, 1997
                                                  -------------------


                      GREAT AMERICAN BANCORP, INC.
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        (Exact name of registrant as specified in its charter)


        Delaware                  000-25808           52-1923366
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(State or other jurisdiction 	   (Commission      (I.R.S. Employer
     of incorporation)            File Number)  Identification Number)


1311 S. Neil St., P.O. Box 1010, Champaign, IL          61824-1010
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(Address of principal executive offices)                (Zip Code)

                           (217) 356-2265
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         (Registrant's telephone number, including area code)



Item 5.  Other Events.

	The Registrant incorporates by reference the press release dated January 17, 1997 attached as Exhibit 20, relating to the Registrant's fiscal year 1996 unaudited results and its annual meeting date.


Item 7.  Financial Statements and Exhibits.

	The Registrant incorporates by reference the press release dated January 17, 1997 attached as Exhibit 20, relating to the Registrant's fiscal year 1996 unaudited results and its annual meeting date.



                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Great American Bancorp, Inc.
                                     ----------------------------
                                              (Registrant)

Date      January 17, 1997           /s/ Jane F. Adams
    ---------------------------      ----------------------------
                                     Jane F. Adams
                                     Chief Financial Officer





                            EXHIBIT INDEX
                        ---------------------

Exhibit
  No.                      Description               Method of Filing
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  20                       News Release               Filed herewith
                           Dated 1/17/97

Exhibit 20

                          NEWS RELEASE


Great American Bancorp, Inc.
Holding Company for First Federal Savings Bank of Champaign-Urbana

FOR IMMEDIATE RELEASE
January 17, 1997

Contact:
Ms. Jane F. Adams
Chief Financial Officer and Investor Relations
(217) 356-2265


                 GREAT AMERICAN BANCORP, INC. ANNOUNCES
         FISCAL YEAR 1996 UNAUDITED RESULTS - EARNINGS $297,000
                       AND ANNUAL MEETING DATE

Champaign, Illinois, January 17, 1997 - Great American Bancorp, Inc. (NASDAQ/GTPS). Great American Bancorp, Inc., the holding company for First Federal Savings Bank of Champaign-Urbana, Champaign, Illinois, released its unaudited results for the fiscal year and quarter ended December 31, 1996.

The Company reports net income of $297,000 for the year ended December 31, 1996, a decrease of $471,000 or 61.3% compared to the $768,000 recorded for the twelve months ended December 31, 1995. Primary earnings per share were $0.17 in 1996, compared to $0.41 in 1995, and fully diluted earnings per share were $0.15 in 1996, compared to $0.37 in 1995.

Net income for the year ended December 31, 1996 included the effect of a one-time charge of $572,000, ($350,000 net of taxes), for the special assessment which the Federal Deposit Insurance Corporation imposed on all SAIF insured deposits. This one-time assessment was equal to $0.657 per $100 of SAIF insured deposits as of March 31, 1995. Without the effect of the special assessment, primary earnings per share for 1996 would have amounted to $0.36.

During the fourth quarter of 1996, the Company also recorded a loss of $127,000, ($78,000 net of taxes), on the sale of $6,000,000 of adjustable rate mortgage mutual funds. These funds had been accounted for as available for sale, with an unrealized loss recorded as a reduction of total stockholders' equity. The sale of these securities, therefore, had no effect on total stockholders' equity. Company management sold the securities in response to the declining interest rate environment and intends to use the proceeds from the sale to fund loans and to purchase fixed term investment securities, primarily U.S. Treasury and Agency securities.

Excluding the effect of the special SAIF assessment and the loss recorded for the sale of securities, net income for the year ended December 31, 1996 was $725,000, $43,000 or 6.0% less than the $768,000
recorded for the twelve months ended December 31, 1995.    This
decline was primarily due to an increase in the provision for loan losses and higher noninterest expense, offset by increases in net interest income and noninterest income.

Net interest income for the year ended December 31, 1996 was $5,417,000, $427,000 or 8.6% higher than the $4,990,000 recorded for the twelve months ended December 31, 1995. Interest income was $8,719,000 for the year ended December 31, 1996 compared to $7,998,000 for the same period in 1995, an increase of $721,000 or 9.0%.
Interest income was higher in 1996 due primarily to growth in loans, mainly residential and commercial mortgage loans. Interest expense was $3,302,000 for the year ended December 31, 1996, an increase of $294,000 or 9.8%, from the $3,008,000 recorded for the twelve months ended December 31, 1995, due mainly to higher interest bearing deposit levels in 1996.

The provision for loan losses was $280,000 for the year ended December 31, 1996, compared to $144,000 for the same period in 1995. The provision in 1996 included a special provision recorded in the fourth quarter of $50,000. The higher provision for 1996 reflects management's decision to increase the allowance for loan losses as a result of an increase in non-performing loans in late 1995 and in 1996, increased charge-off activity in 1996 and in response to loan growth experienced in 1996. Non-performing loans were $177,000 at December 31, 1996 compared to $166,000 at December 31, 1995. Total net charge-offs were $173,000 in 1996, compared to net charge-offs of $124,000 in 1995.

Noninterest income for the year ended December 31, 1996 totaled $638,000 prior to recording the loss on the sale of the mutual funds. This represents a $96,000 or 17.7% increase over the $542,000 recorded for the twelve months ended December 31, 1996. There were no security sales during 1995. Prior to the special SAIF assessment, noninterest expense was $4,496,000 for the year ended December 31, 1996, $394,000 or 9.6% higher than the $4,102,000 recorded for the twelve months ended December 31, 1995.

Total assets increased to $132.4 million at December 31, 1996, from $117.7 million at December 31, 1995. Total loans increased $14.1 million, or 18.2%, from $77.7 million at December 31, 1995 to $91.8 million at December 31, 1996. Total deposits increased from $81.9 million at December 31, 1995 to $100.7 million at December 31, 1996, an increase of $18.8 million or 22.9%. Total stockholders' equity decreased from $34.6 million at December 31, 1995 to $30.5 million at December 31, 1996, a decrease of $4.1 million, primarily due to the Company's stock repurchase program and also due to dividends declared. The Company repurchased 200,144 shares in 1996 at an average price of $14.37 per share. Book value per share increased from $18.11 at December 31, 1995 to $18.22 at December 31, 1996.


                   FOURTH QUARTER NET INCOME - $96,000

The Company recorded net income of $96,000 for the fourth quarter of 1996 compared to net income of $237,000 for the fourth quarter of 1995. Net income for 1996 included the $127,000 loss on the sale of the mutual funds, and the $50,000 additional one-time provision for loan losses. Net of taxes, these two items reduced net income by $108,000. Net interest income was $1,358,000 for the fourth quarter of 1996, compared to $1,354,000 for the fourth quarter of 1995. The provision for loan losses was $110,000 for the quarter ended December 31, 1996 compared to $45,000 for the same quarter in 1995.
Noninterest income before deducting the loss on the sale of the mutual funds was $190,000 for the fourth quarter of 1996, compared to $126,000 for the quarter ended December 31, 1995. Noninterest expense was $1,141,000 for the quarter ended December 31, 1996, versus $1,035,000 for the comparable quarter in 1995. Primary and fully diluted earnings per share, were $0.06 and $0.05, respectively, for the quarter ended December 31, 1996, compared to $0.12 and $0.11, respectively, for the quarter ended December 31, 1995.


                         ANNUAL MEETING DATE

The Company also announced that its Annual Meeting of Stockholders will be held on April 29, 1997 at 9:30 a.m., Central Time, at the offices of First Federal Savings Bank of Champaign-Urbana, 1311 South Neil Street, Champaign, Illinois. The record date for shareholders entitled to vote at the Annual Meeting is March 4, 1997. The Company intends to distribute its proxy solicitation materials on approximately March 28, 1997.

First Federal Savings Bank of Champaign-Urbana is head quartered in Champaign, Illinois, and operates through its administrative/branch office in Champaign and through two other full service branches located in Champaign and Urbana. The Bank's deposits are insured by the Federal Deposit Insurance Corporation.

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                              GTPS-pr-97-01